UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2023

DIVERSIFIED HEALTHCARE TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634

(Address of Principal Executive Offices) (Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Shares of Beneficial Interest	DHC	The Nasdaq Stock Market LLC
5.625% Senior Notes due 2042	DHCNI	The Nasdaq Stock Market LLC
6.25% Senior Notes due 2046	DHCNL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we”, “us”, and “our” refer to Diversified Healthcare Trust.

Item 1.01. Entry Into a Material Definitive Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Senior Secured Notes Transaction

On December 21, 2023, we completed a private offering of $940,534,000 in aggregate principal amount at maturity of senior secured notes due 2026, or the Notes. The net proceeds from the offering were approximately $732 million, after initial purchaser discounts and estimated offering costs. We used approximately $450 million of these net proceeds to repay in full our secured credit facility and will use approximately $250 million of these net proceeds to redeem in full our outstanding 4.750% senior notes due 2024, each as further described below, and will use the excess proceeds to pay fees and expenses associated with such repayment and redemption and for general business purposes.

After purchasing the Notes from us, the initial purchasers offered and sold the Notes only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, or the Securities Act, and outside the United States to non-United States persons in compliance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or under any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Notes and the guarantees thereof were issued under an indenture, dated as of December 21, 2023, or the Indenture, among us, the Collateral Guarantors and the Non-Collateral Guarantors (each as defined below), and U.S. Bank Trust Company, National Association, or U.S. Bank, as trustee and collateral agent.

No cash interest will accrue on the Notes prior to maturity, unless we elect to exercise the extension option described below. The Notes will have an initial accreted value of $797.42 per $1,000 principal amount at maturity, which was the offering price of the Notes to investors in the offering. The accreted value of each Note will increase from the date of issuance until January 15, 2026, the maturity date of the Notes, at a rate of 11.25% per annum compounded semiannually on January 15 and July 15 of each year, such that the accreted value will equal the principal amount at maturity of each Note on that date.

We have a one-time option to extend the maturity date of the Notes by one year, to January 15, 2027, without the consent of the noteholders, subject to the satisfaction of certain conditions and payment of an extension fee. If we exercise this option, interest payments will be due semiannually during the extension period at an initial interest rate of 11.25% with increases of 50 basis points every 90 days that the Notes remain outstanding.

The Notes are fully and unconditionally guaranteed, on a joint, several and senior secured basis, by certain of our subsidiaries that own 95 properties with an estimated fair value of approximately $1.57 billion, or the Collateral Guarantors, and on a joint, several and unsecured basis, by all our subsidiaries that currently guarantee our 9.750% senior notes due 2025 and our 4.375% senior notes due 2031 that do not own the collateral properties, or the Non-Collateral Guarantors. The Notes and the guarantees provided by the Collateral Guarantors will be secured by a first-priority lien and security interest on each of the collateral properties and 100% of the equity interests in each of the Collateral Guarantors.

The Notes are subject to certain restrictive financial and operating covenants, including covenants that restrict our ability to incur debts, including debts secured by mortgages on our properties, in excess of calculated amounts and require us to maintain certain financial ratios.

Affiliates of certain of the initial purchasers are lenders under our secured credit facility and therefore may receive a portion of the net proceeds from the offering. Additionally, certain of the initial purchasers or their respective affiliates hold a portion of our 4.750% senior notes due 2024 and therefore may receive a portion of the net proceeds from the offering.

The foregoing description of the Notes is not complete and is subject to and qualified in its entirety by reference to the copy of the Indenture attached hereto as Exhibit 4.1, which is incorporated by reference herein.

Repayment and Termination of Secured Credit Facility

In connection with the closing of the offering of the Notes, on December 21, 2023, we repaid the $450 million outstanding under our secured credit facility with Wells Fargo Bank, National Association, as administrative agent and a lender, and a syndicate of other lenders, and then terminated the agreement governing that facility in accordance with its terms and without penalty.

The foregoing description of the agreement governing our terminated credit facility is not complete and is subject to and qualified in its entirety by reference to the conformed copy of the credit agreement, as amended, that was previously filed as Exhibit 10.1 to our Current Report on Form 8-K dated February 14, 2023.

2024 Notes Redemption

Following the closing of the offering of the Notes, on December 21, 2023, we delivered a notice of redemption to U.S. Bank, as successor trustee to U.S. Bank National Association, with respect to all of our outstanding 4.750% senior notes due 2024, for a redemption price equal to the principal amount of $250 million, plus accrued and unpaid interest to, but excluding the date of redemption. The redemption date is January 20, 2024 and payment of the redemption price is expected to occur on or about January 22, 2024. This Current Report on Form 8-K does not constitute notices of redemption with respect to our 4.750% senior notes due 2024.

Item 8.01. Other Events.

On December 20, 2023, we and ABP Trust agreed that our right to purchase common shares of AlerisLife Inc. pursuant to the Consent and Amendment Agreement, dated as of February 2, 2023, among us and our applicable subsidiaries, and ABP Trust, its applicable subsidiaries and Adam D. Portnoy, at any time prior to December 31, 2023 and otherwise on the terms specified in the Consent and Amendment Agreement, be extended to March 31, 2024.

The foregoing description of the Consent and Amendment Agreement is not complete and is subject to and qualified in its entirety by reference to the copy thereof that was previously filed as Exhibit 99.1 to our Current Report on Form 8-K dated February 2, 2023.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of December 21, 2023, among Diversified Healthcare Trust, certain of its subsidiaries named therein as guarantors and U.S. Bank Trust Company, National Association.
104	Cover Page Interactive Data File. (Embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSIFIED HEALTHCARE TRUST

By:	/s/ Matthew C. Brown
Name:	Matthew C. Brown
Title:	Chief Financial Officer and Treasurer

Dated:  December 22, 2023